AGREEMENT FOR CONSENT AND WAIVER UNDER
SECOND AMENDED AND
RESTATED CREDIT AGREEMENT

          THIS AGREEMENT FOR CONSENT AND WAIVER UNDER SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this Agreement) is made this 31st day of March, 2000 by and among PENN NATIONAL GAMING, INC., a Pennsylvania corporation (Borrower); PENN NATIONAL GAMING OF WEST VIRGINIA, INC., a West Virginia corporation (PNGIWV); FIRST UNION NATIONAL BANK, a national banking association (for itself and in its capacity as agent hereunder, Agent); the banks signatory to this Agreement (together with the Agent, each individually a Bank and individually and collectively, the Banks) and PNGI CHARLES TOWN GAMING LIMITED LIABILITY COMPANY, a West Virginia limited liability company (Charles Town).

                                   BACKGROUND

          Borrower and Banks entered into a Second Amended and Restated Credit Agreement dated January 28, 1999, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement and Joinder of Subsidiary Guarantor dated July 22, 1999, Amendment No. 2 to and Consent under Second Amended and Restated Credit Agreement dated July 29, 1999 and Amendment No. 3 to and Consent and Waiver under Second Amended and Restated Credit Agreement (Amendment No. 3) dated December 13, 1999 (and as may be further amended from time to time, the Credit Agreement) for the purposes of providing a revolving credit facility, for the financing of a loan from Borrower to FR Park Racing L.P., the refinancing of certain then- existing indebtedness of Borrower, the issuance of letters of credit for the benefit of Borrower, and for the working capital needs and general corporate purposes of the Borrower.

          PNGIWV, a wholly-owned Subsidiary of Borrower and a Subsidiary Guarantor, will acquire the eleven percent (11%) Minority Interest of Charles Town for a purchase price of Six Million Dollars ($6,000,000) in cash (the Purchase), after which Charles Town will become a wholly-owned Subsidiary of PNGIWV.

          In consideration of the foregoing and the premises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                         Consent and Waiver.

          a. Section 8.02 of the Credit Agreement prohibits the Borrower and the Credit Parties from acquiring any part of the property or assets of any Person. Section 8.05 of the Credit Agreement prohibits the Borrower from making Investments; however Section 8.05(ix) of the Credit Agreement allows the Borrower and the Credit Parties to invest up to $47,566,077 plus accrued interest in Charles Town. After the Purchase, PNGIWVs Investment in Charles Town will exceed $47,566,077 plus accrued interest. Therefore, the Purchase is not permitted by Sections 8.02 and 8.05 of the Credit Agreement. Banks hereby consent to the Purchase and waive any Default or Event of Default resulting thereby.

          b. Section 8.17(iii) of the Credit Agreement prohibits the Borrower or a Wholly-Owned Subsidiary from establishing, creating or acquiring any Subsidiary unless such Subsidiary executes a counterpart to the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement.
     Section 8.17(x) of the Credit Agreement requires any new Wholly-Owned Subsidiary to execute and deliver all documentation such Wholly-Owned
     Subsidiary would have had to deliver if it were a Credit Party on the Restatement Effective Date. Section 8.17(y) requires the Borrower, at such time as Charles Town becomes a Wholly-Owned Subsidiary of Borrower, to cause Charles Town to execute the Subsidiaries Guaranty, the Pledge Agreement and Security Agreement, to execute and deliver all documentation required by Section 8.17(x) of the Credit Agreement and deliver all additional collateral required by Agent or Required Banks. Banks hereby consent to the establishment of Charles Town as a Wholly-Owned Subsidiary of a Subsidiary and waive the requirements of Sections 8.17(iii), 8.17(x) and 8.17(y) with respect thereto; provided, however, that such waiver shall cease to be effective on or after June 30, 2000, on which date Borrower agrees to comply with the terms of Paragraph 3 hereof.

2.                        Acknowledgments.

          a. PNGIWV, as evidenced by its signature below, hereby acknowledges and agrees that the interests it owns of Charles Town constitute Collateral (as defined in the Pledge Agreement) and are pledged to Agent, for the benefit of Banks, under the Pledge Agreement. Annex G to the Pledge Agreement, which lists the pledged limited liability company interests, is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

          b. Section 8.12(ii) prohibits modifications of the Charles Town Joint Venture Agreement, other than modifications that could reasonably be expected to be adverse to the interests of the Banks in any material respect. Banks hereby acknowledge the Purchase for purposes of Section 8.12(ii) of the Credit Agreement.

          3. Affirmative Covenant. Borrower, PNGIWV and Charles Town each hereby covenant and agree that if: (i) any Banks Commitment under the Credit Agreement remains effective or (ii) any Indebtedness under the Credit Agreement remains outstanding, in each case on June 30, 2000, then Charles Town will (and Borrower and PNGIWV hereby agree to cause Charles Town to) deliver on or before June 30, 2000 the following documents to Agent:

          a. a duly executed joinder to the Subsidiaries Guaranty, Security Agreement and Pledge Agreement, in form and substance satisfactory to Banks; b. executed UCC-1 financing statement to be filed against Charles Town in those jurisdictions required by Agent;

          c. any and all pledged intercompany notes from or for the benefit of Charles Town;

          d. a duly executed mortgage or deed of trust, in favor of Agent for the benefit of Banks, on each parcel of real property owned by Charles Town;

          e. a marked-up title report of a title insurance company satisfactory to Agent, representing such title insurance companys commitment to issue in favor of Agent for the benefit of Banks, at Borrowers expense, a standard form title insurance policy insuring the lien of each mortgage delivered pursuant to subparagraph (e) above, subject to no other liens except as listed therein and acceptable to Agent;

          f. a Phase I environmental report with respect to each property for which a mortgage is delivered pursuant to subparagraph (e) above, in form and substance satisfactory to Agent and prepared by a qualified environmental professional acceptable to Agent;

          g. an opinion of counsel to Charles Town, in form and substance satisfactory to Agent;

          h. a certificate of good standing dated as of a recent date for Charles Town in the jurisdiction of its formation;

          i. a certificate from the secretary of Charles Town: (i) attaching the operating agreement of Charles Town or certifying that the operating agreement has not been modified since it was last delivered to Banks; (ii) attaching resolutions from the [board of managers] of Charles Town authorizing the execution by Charles Town of each mortgage and the joinder to the Security Agreement and Pledge Agreement; and (iii) attaching an incumbency certificate; and

          j. such additional documents as Agent shall reasonably request.

          4. Negative Covenants. Charles Town hereby covenants and agrees to comply with the terms of the negative covenants set forth in Section 8 of the Credit Agreement as if Charles Town were a Subsidiary Guarantor. PNGIWV hereby covenants and agrees to cause Charles Town to comply with the terms of the negative covenants set forth in Section 8 of the Credit Agreement as if Charles Town were a Subsidiary Guarantor.

          5. Representations and Warranties. Borrower and each Subsidiary Guarantor hereby represents and warrants to Banks as follows:

          a.  Representations.  The  representations and warranties set forth in
     Section 6 of the Credit Agreement are true and correct in all material respects as of the date hereof, including as applied to Charles Town as a Subsidiary; there is no Event of Default or Default under the Credit Agreement, as amended hereby; and there has been no material adverse change in the financial condition or business of Borrower or any Subsidiary from the date on which Borrower last delivered financial statements to Banks.

          b. Power and Authority. Borrower, PNGIWV and Charles Town each has the power and authority under the laws of each of their states of incorporation or formation and under their articles or certificates of incorporation and bylaws or other formation documents or other formation documents to enter into and perform this Agreement and the other documents and agreements required hereunder (collectively, the Agreement Documents); all actions (corporate or otherwise) necessary or appropriate for the execution and performance by each of Borrower, PNGIWV and Charles Town of the Agreement Documents have been taken; and that each of the Agreement Documents and the Credit Agreement constitute the valid and binding obligations of Borrower, PNGIWV, Charles Town and each other Subsidiary, enforceable in accordance with their respective terms.

          c. No Violations of Law or Agreements. The making and performance of the Agreement Documents by Borrower, PNGIWV and Charles Town will not (i) violate any provisions of any law or regulation, federal, state or local, or the articles or certificates of incorporation or bylaws or other formation documents of any of Borrower, PNGIWV or Charles Town or (ii) result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which any of Borrower, PNGIWV or Charles Town or any of their property may be bound.

          6. Conditions to Effectiveness of Amendment. This Agreement shall be effective upon Agents receipt of the following documents, each in form and substance satisfactory to Agent:

          a. Agreement. This Agreement duly executed by Borrower, PNGIWV, Charles Town, Agent and Banks.

          b. Opinion of Counsel to Charles Town. An opinion letter from counsel to Charles Town in form and substance satisfactory to Agent.

          c. Purchase Agreement. A duly executed copy of the Agreement for Sale of Membership Interest in PNGI Charles Town Gaming Limited Liability Company dated the ____ day of March, 2000 by and between Thomas Hale Boggs, Jr., William C. Bryant, James A. Reeder, Sun Mountain Development, LLC and Timber Nation Limited Partnership, PNGIWV, or its affiliated designee, Charles Town and Borrower.

          d.  Consents and  Approvals.  Receipt by Borrower,  PNGIWV and Charles
     Town of all necessary regulatory and other consents and approvals for the Purchase. e. Lien Searches against Charles Town. As soon as available, updated lien searches against Charles Town in such locations as Agent shall reasonably request.

          f. Certificates of Membership Interest. Any and all certificate(s) of membership interest of
Charles Town.

          g. Other Documents. Such additional documents as Agent may reasonably request.

          7. Affirmations. Borrower, PNGIWV and Charles Town hereby: (i)affirm all the provisions of the Credit Agreement, Security Agreement, Pledge Agreement and Contribution and Indemnification Agreement and (ii)agree that the terms and conditions of the Credit Agreement, Security Agreement, Pledge Agreement and Contribution and Indemnification Agreement shall continue in full force and effect.

8.                         Miscellaneous.

          a. Borrower agrees to pay or reimburse Agent for all reasonable fees and expenses (including without limitation reasonable fees and expenses of counsel) incurred by Agent in connection with the preparation, execution and delivery of this Agreement.

          b. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts-of-law or choice-of-law rules.

          c. All terms and provisions of this Agreement shall be for the benefit of and be binding upon and enforceable by the respective successors and assigns of the parties hereto.

          d. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document and each such counterpart shall be deemed an original.

          e. Except as expressly set forth herein, neither the execution, delivery and performance of this Agreement, nor anything contained herein shall be construed as or shall operate as a consent to or waiver of any provision of, or any right, power or remedy of Banks under the Credit Agreement and the agreements and documents executed in connection therewith.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

                 PENN NATIONAL GAMING, INC.


                 By:      /s/Robert S. Ippolito_____
                          Name: Robert S. Ippolito
                          Title: Secretary/Treasurer


                 PENN NATIONAL GAMING OF WEST
                 VIRGINIA, INC., as a Subsidiary Guarantor


                 By:      /s/Robert S. Ippolito__
                          Name: Robert S. Ippolito
                          Title:Secretary/Treasurer


                 PNGI CHARLES TOWN GAMING LIMITED
                 LIABILITY COMPANY



                 By:      /s/Robert S. Ippolito__
                          Name: Robert S. Ippolito
                          Title:Secretary/Treasurer










                             [EXECUTIONS CONTINUED]

         FIRST UNION NATIONAL BANK, as Agent


         By:      /s/Lynn B. Eagleson________
                  Name: Lynn B. Eagleson
                  Title: Vice President


         SUMMIT BANK


         By:      /s/Mary R. Balciar___________
                  Name: Mary R. Balciar
                  Title: Vice President

Accepted and Agreed:

MOUNTAINVIEW THOROUGHBRED
RACING ASSOCIATION, as a Subsidiary
Guarantor

By:      /s/Robert S. Ippolito__
         Name: Robert S. Ippolito
         Title:Secretary/Treasurer


PENNSYLVANIA NATIONAL TURF
CLUB, INC., as a Subsidiary Guarantor

By:      /s/Robert S. Ippolito__
         Name: Robert S. Ippolito
         Title:Secretary/Treasurer


                             [EXECUTIONS CONTINUED]

PENN NATIONAL SPEEDWAY,
INC., as a Subsidiary Guarantor

By:      /s/Robert S. Ippolito__
         Name: Robert S. Ippolito
         Title:Secretary/Treasurer


STERLING AVIATION, INC.,
as a Subsidiary Guarantor

By:      /s/Robert S. Ippolito__
         Name: Robert S. Ippolito
         Title:Secretary/Treasurer


PENN NATIONAL HOLDING
COMPANY, as a Subsidiary
Guarantor

By:      /s/Robert S. Ippolito__
         Name: Robert S. Ippolito
         Title:Secretary/Treasurer


PNGI POCONO, INC.,
as a Subsidiary Guarantor

By:      /s/Robert S. Ippolito__
         Name: Robert S. Ippolito
         Title:Secretary/Treasurer

                             [EXECUTIONS CONTINUED]

TENNESSEE DOWNS, INC.,
as a Subsidiary Guarantor

By:      /s/Robert S. Ippolito__
         Name: Robert S. Ippolito
         Title:Secretary/Treasurer

THE DOWNS RACING, INC.,
as a Subsidiary Guarantor

By:      /s/Joseph A. Lashinger
Name:   Joseph A. Lashinger
Title: President/Secretary/Treasurer

NORTHEAST CONCESSIONS, INC.,
as a Subsidiary Guarantor

By:      /s/Robert S. Ippolito__
Name: Robert S. Ippolito
Title:   Vice President/Treasurer

BACKSIDE, INC.,
as a Subsidiary Guarantor

By:      /s/Robert S. Ippolito__
Name: Robert S. Ippolito
Title: Assistant Secretary

MILL CREEK LAND, INC.,
as a Subsidiary Guarantor

By:      /s/Robert S. Ippolito__
Name: Robert S. Ippolito
Title:Secretary/Treasurer

WILKES BARRE DOWNS, INC.,
as a Subsidiary Guarantor

By:      /s/Robert E. Abraham
         Name:Robert E. Abraham
         Title:President/Secretary/Treasurer
                                       48